Exhibit 99.1

Hyperfine, Inc. Reports Second Quarter 2025 Financial Results

GUILFORD, Connecticut, August 13, 2025 (GLOBE NEWSWIRE) – Hyperfine, Inc. (Nasdaq: HYPR), the groundbreaking health technology company that has redefined brain imaging with the first FDA-cleared AI-powered portable magnetic resonance (MR) brain imaging system—the Swoop® system—today announced second quarter 2025 financial results and provided a business update.

“In the second quarter, we executed across our key growth drivers. We received FDA clearances for our latest software, Optive AITM, and for the next generation Swoop® system powered by Optive AITM software, which represent a key inflection point in our technology. We also completed our pilot neurology office program. We believe these critical milestones establish a strong foundation for accelerated momentum in the second half of 2025. We did all of this while delivering strong sequential financial results and continuing to drive leverage and spending discipline as we advance our commercial profile,” said Maria Sainz, Chief Executive Officer and President of Hyperfine, Inc.

Recent Achievements and Business Highlights

•
Secured FDA clearance for two breakthrough innovations – the 10th generation software for all Swoop® systems, Optive AI™, and a next generation Swoop® scanner powered by Optive AITM software– positioning Hyperfine at the forefront of accessible, AI-integrated imaging.
•
Commenced commercial rollout of the next-gen Swoop® system powered by Optive AITM software, with the first commercial shipments in U.S. hospitals within weeks of receiving FDA clearance.
•
Commenced commercial roll out of Optive AITM software to installed base of Swoop® scanners in the U.S., Canada, Australia and New Zealand markets.
•
Successfully completed neurology office pilot and initiated a full-scale commercial launch to unlock new revenue opportunity.
•
Announced enrollment of 100th patient in the NEURO PMR study, a first-of-its-kind, multi-center study to evaluate use of AI-powered portable MRI in neurology offices.
•
Initiated the PRIME study at Yale School of Medicine to evaluate the impact of AI-driven portable MRI in triaging a broad range of emergency department patients, supporting clinical validation and future use case expansion.
•
Announced promising new data at the 2025 Alzheimer’s Association International Conference showing that the Swoop® AI-powered portable MRI system demonstrated 100% sensitivity in detecting mild and moderate ARIA-E in Alzheimer’s patients undergoing Lecanemab therapy.

Second Quarter 2025 Financial Results

•
Revenues for the second quarter of 2025 were $2.7 million, increasing 26% compared to the first quarter of 2025.
•
Hyperfine, Inc. sold 8 commercial Swoop® systems in the second quarter of 2025, up from 6 Swoop® systems in the first quarter of 2025.
•
Gross margin for the second quarter of 2025 was $1.3 million, compared to $0.9 million in the first quarter of 2025, and representing 49.3% gross margin in the second quarter of 2025, up 800 basis points compared to the first quarter of 2025.
•
Research and development expenses for the second quarter of 2025 were $4.5 million, compared to $5.0 million in the first quarter of 2025.
•
Sales, marketing, general, and administrative expenses for the second quarter of 2025 were $6.4 million, compared to $6.7 million in the first quarter of 2025.
•
Net loss for the second quarter of 2025 was $9.2 million, equating to a net loss of $0.12 per share, as compared to a net loss of $9.4 million, or a net loss of $0.12 per share, for the first quarter of 2025.

2025 Financial Guidance

•
Management continues to expect revenue for the full year 2025 to be 10% to 20% over 2024.

•
Management now expects cash burn for the full year 2025 to be approximately $27 to $29 million, representing a 27% decline at the midpoint as compared to 2024.

Conference Call

Hyperfine, Inc. will host a conference call at 1:30 p.m. PT/ 4:30 p.m. ET on Wednesday, August 13, 2025, to discuss its second quarter 2025 financial results and provide a business update. Those interested in listening should register online by visiting https://investors.hyperfine.io/. and clicking on News & Events. Participants are encouraged to register more than 15 minutes before the start of the call. A live and archived audio webcast will be available through the Investors page of Hyperfine, Inc.’s corporate website at https://investors.hyperfine.io/.

About Hyperfine, Inc. and the Swoop® Portable MR Imaging® Systems

Hyperfine, Inc. (Nasdaq: HYPR) is the groundbreaking health technology company that has redefined brain imaging with the Swoop® system—the first U.S. Food and Drug Administration (FDA)-cleared, portable, ultra-low-field, magnetic resonance brain imaging system capable of providing imaging at multiple points of professional care. The mission of Hyperfine, Inc. is to revolutionize patient care globally through transformational, accessible, clinically relevant diagnostic imaging. Founded by Dr. Jonathan Rothberg in a technology-based incubator called 4Catalyzer, Hyperfine, Inc. scientists, engineers, and physicists developed the Swoop® system out of a passion for redefining brain imaging methodology and how clinicians can apply accessible diagnostic imaging to patient care. For more information, visit hyperfine.io.

The Swoop® Portable MR Imaging® systems are FDA cleared for brain imaging of patients of all ages. They are portable, ultra-low-field magnetic resonance imaging devices for producing images that display the internal structure of the head where full diagnostic examination is not clinically practical. When interpreted by a trained physician, these images provide information that can be useful in determining a diagnosis. The Swoop® system also has CE Mark in the European Union and UKCA Mark in the United Kingdom. The Swoop® system is commercially available in a select number of international markets.

Hyperfine, Swoop, and Portable MR Imaging are registered trademarks of Hyperfine, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results of Hyperfine, Inc. (the “Company”) may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about the Company’s financial and operating results, including, the Company’s expected revenue and cash burn for the full year 2025, the Company’s goals and commercial plans, including the Company’s commercial rollout of the Company’s Optive AITM software and next generation Swoop® system and , the Company’s office pilot and commercial launch, PRIME study and NEURO PMR multi-center, prospective observational study, the benefits of the Company’s products and services, progress on improvements and advancements in the Company’s products and services and the timing of FDA clearances, and the Company’s future performance, including its financial performance, and its ability to implement its strategy. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the success, cost and timing of the Company’s product development and commercialization activities, including the degree that the Swoop® system is accepted and used by healthcare professionals; the Company’s ability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the ability of the Company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the ability of the Company to identify, in-license or acquire additional technology; the ability of the Company to maintain its existing or future license, manufacturing, supply and distribution agreements and to obtain adequate supply of its products; anticipated National Institutes of Health funding pressures; the expected effect from U.S. export controls and tariffs; the ability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using the Company’s products and services; the Company’s ability to successfully complete and generate positive data from the PRIME study, ACTION PMR study, CARE PMR study and NEURO PMR study; the Company’s ability to generate clinical evidence of the benefits of the Company’s products and services and to progress on product advancements and improvements; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. The Company cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact
Webb Campbell
Gilmartin Group LLC
webb@gilmartinir.com

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,420	$37,645
Restricted cash	158	28
Accounts receivable, less allowance of $894 and $651 as of June 30, 2025 and December 31, 2024, respectively	5,057	5,956
Unbilled receivables	1,892	2,349
Inventory	4,882	5,832
Prepaid expenses and other current assets	2,687	1,900
Total current assets	40,096	53,710
Property and equipment, net	3,122	3,122
Other long term assets	2,016	2,069
Total assets	$45,234	$58,901
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,971	$1,607
Deferred grant funding	158	28
Deferred revenue	1,370	1,460
Due to related parties	59	61
Accrued expenses and other current liabilities	3,430	5,573
Total current liabilities	7,988	8,729
Warrant liabilities	1,194	—
Long term deferred revenue	914	1,054
Other noncurrent liabilities	12	78
Total liabilities	10,108	9,861

STOCKHOLDERS' EQUITY
Class A Common stock, $0.0001 par value per share; 600,000,000 shares authorized; 63,525,713 and 58,076,261 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	6	5
Class B Common stock, $0.0001 par value per share; 27,000,000 shares authorized; 15,055,288 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	348,203	343,475
Accumulated deficit	(313,085)	(294,442)
Total stockholders' equity	35,126	49,040
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$45,234	$58,901

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Sales
Device	$2,128	$2,970	$3,650	$5,674
Service	568	661	1,183	1,252
Total sales	2,696	3,631	4,833	6,926
Cost of sales
Device	1,097	1,422	2,082	2,921
Service	271	406	540	848
Total cost of sales	1,368	1,828	2,622	3,769
Gross margin	1,328	1,803	2,211	3,157
Operating Expenses:
Research and development	4,541	5,959	9,578	11,529
General and administrative	3,859	4,421	8,067	8,851
Sales and marketing	2,523	2,269	5,063	4,273
Total operating expenses	10,923	12,649	22,708	24,653
Loss from operations	(9,595)	(10,846)	(20,497)	(21,496)
Interest income	239	675	556	1,471
Change in Fair Value of Warrant Liabilities	46	—	1,664	—
Other income (expense), net	85	15	(366)	21
Loss before provision for income taxes	(9,225)	(10,156)	(18,643)	(20,004)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(9,225)	$(10,156)	$(18,643)	$(20,004)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.12)	$(0.14)	$(0.24)	$(0.28)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	78,077,118	72,041,332	76,893,733	71,987,688

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(18,643)	$(20,004)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	512	516
Stock-based compensation expense	1,492	2,206
Loss on disposal of property and equipment, net	—	100
Change in fair value of warrant liabilities	(1,664)	—
Other	15	18
Changes in assets and liabilities:
Accounts receivable, net	899	(2,179)
Unbilled receivables	457	(1,179)
Inventory	733	(1,000)
Prepaid expenses and other current assets	(749)	(518)
Prepaid inventory	—	693
Other long term assets	(34)	46
Accounts payable	1,339	867
Deferred grant funding	130	(621)
Deferred revenue	(230)	68
Due to related parties	(2)	5
Accrued expenses and other current liabilities	(1,404)	(912)
Operating lease liabilities, net	(10)	1
Net cash used in operating activities	(17,159)	(21,893)
Cash flows from investing activities:
Purchases of property and equipment	(992)	(216)
Net cash used in investing activities	(992)	(216)
Cash flows from financing activities:
Proceeds from exercise of stock options	37	114
Proceeds from shares issued under “at-the-market” offering program, net of selling costs	835	—
Proceeds from issuance of common stock and warrants, net of offering costs	5,184	—
Net cash provided by financing activities	6,056	114
Net decrease in cash and cash equivalents and restricted cash	(12,095)	(21,995)
Cash, cash equivalents and restricted cash, beginning of period	37,673	75,804
Cash, cash equivalents and restricted cash, end of period	25,578	53,809
Reconciliation of cash, cash equivalents, and restricted cash reported in the balance sheets
Cash and cash equivalents	25,420	53,809
Restricted cash	158	—
Total cash, cash equivalents and restricted cash	$25,578	$53,809
Supplemental disclosure of noncash information:
Initial measurement of warrant liabilities	$2,858	$—
Unpaid purchase of property and equipment	$86	$735
Unpaid financing issuance costs	$2	$—